International Software License Agreement

     This International Software License Agreement (the "Agreement") is made by and between MicroStrategy International II Limited, a Bermuda corporation ("MSTR International II") and Strategy.com International Limited, a Bermuda corporation ("SDC International"). The effective date of this Agreement shall be the date last signed below (the "Effective Date").

                                  WITNESSETH

     WHEREAS, MicroStrategy Incorporated and certain of its subsidiaries desire to realign their worldwide corporate structure in accordance with their separate lines of business, the "Strategy.com Business" and the "MicroStrategy Business"; and

     WHEREAS, the entities now enter into various agreements and make certain mutual promises as described in the "Agreement and Plan of Reorganization" by and among MicroStrategy Incorporated, MicroStrategy International Limited, MicroStrategy International II Limited, Strategy.com Incorporated, and Strategy.com International Limited dated October 17, 2000 to effectuate this realignment and reorganization; and

     WHEREAS, MSTR International II owns the international rights to certain software known as the MicroStrategy platform (as further defined below) and other technology related to a personalized information network; and

     WHEREAS, SDC International desires to acquire rights in the MicroStrategy platform.

     NOW, THEREFORE, in consideration of the premises set forth above and the covenants set forth below, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                  AGREEMENT
1.    Definitions

As used in this Agreement, capitalized terms will have the meanings set forth below.

     1.1 "Affiliate" means a company that provides Services to its customers via an affiliation with SDC International and that has signed an affiliation agreement with SDC International.

     1.2 "MicroStrategy Platform" means all existing and future MicroStrategy products that are made generally available by MSTR International II including, without limitation, the portions of MicroStrategy E-Business platforms known as MicroStrategy 6.0 and MicroStrategy 7.0 (or any derivative works thereof), MicroStrategy Intelligence Server, MicroStrategy Web Server, MicroStrategy Broadcast Server, MicroStrategy Architect, MicroStrategy Administrator, MicroStrategy Agent, MicroStrategy Web, MicroStrategy InfoCenter, MicroStrategy Transactor, MicroStrategy Broadcaster, MicroStrategy Telecaster, the MicroStrategy Software Development

Kit (SDK) and the MicroStrategy eCRM 6 application owned by MSTR International II. The MSTR International II Products shall include, at no charge to SDC International, all upgrades and bug fixes as are made generally available through MicroStrategy technical support.

     1.3 "Intellectual Property (IP) Rights" means all patents, copyrights, trade names, trademarks, trade secrets, or any other intellectual property rights, whether registered or unregistered essential to undertake the activities licensed hereunder.

     1.4 "Services" means syndicated information services covering a broad range of content distributed to users through a network of affiliates, as well as offering targeted advertising and e-commerce offers to consumers through a network of affiliates or through a specific affiliate and offering reporting on subscriber information. Services may also mean the provision of customized services to a specific affiliate using any combination of syndicated data and/or data provided by the affiliate and the information is sent by SDC International directly to consumers on behalf of the affiliate. Services specifically exclude the ability of SDC International to host applications (e.g., eCRM applications and business intelligence applications) that analyze customer data that is unrelated to Subscription Data and that would essentially compete with MicroStrategy's products and offerings. Subscription Data is any information about a subscriber that is collected as a part of delivering the Services.

     1.5 "Software" means those certain software modules that make up the MicroStrategy Platform, and any related technical documentation.

     1.6 "Subsidiary" means a corporation or other legal entity: (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding publicly traded shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or the other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

     1.7 "Territory" shall mean the world, except for the United States.

2.    License Grants

     2.1 Object Code License. Subject to the terms and conditions of this Agreement, MSTR International II hereby grants to SDC International a nonexclusive, nontransferable, royalty-free license, without right of sublicense except as set forth in Section 2.2 below, to make, use, and provide access to the Software (in machine-executable object code form only) only for use within SDC International's normal business operations to support and operate the Services and for SDC International's internal business intelligence needs outside of the United States.

     2.2 License Restrictions. SDC International shall not authorize others to reverse compile, reverse engineer or otherwise disassemble the Software or derivative works of the Software. SDC International agrees to take no actions inconsistent with or exceeding the scope of the license grant set forth in Sections 2.1 and 2.2. Specifically, SDC International shall not permit any third party access to the Source Code of the Software. Except for the rights expressly granted in this Agreement, all rights to the Software and any Intellectual Property Rights therein are reserved by MSTR International II. When SDC International makes the Software available to a third party as part of the Services, SDC International must do so solely through a written sublicense agreement, either in a written form or a "click-wrap" form ("User License Agreement"), which shall be in the form provided by MicroStrategy or in a form prepared by SDC International so long as such User License Agreement includes, at a minimum, contractual provisions at least as restrictive as the following, which:

            (a) Disclaim MicroStrategy's liability for damages, whether direct or indirect, incidental or consequential, arising from the use of the Software.
            (b) Require end users to use a commercially reasonable degree of care to protect the Confidential Information of MicroStrategy and prohibit Users from, directly or indirectly, (1) using any Confidential Information of MicroStrategy to create any computer software program or user documentation which is substantially similar to any Software, or (2) using or disclosing Confidential Information of MicroStrategy.

            (c) The User License Agreement shall not cause MicroStrategy to be liable for any taxes or duties, however designated or levied (including but not limited to sales, use and personal property).

            (d) Notwithstanding any provisions to the contrary contained in this Agreement and for the avoidance of doubt, SDC International shall have the right to use and/or sublicense the Software solely for the purpose of licensing or offering the Services as defined in the International Software Licensing agreement to a third party that relicenses the Services for example an OEM relationship.

MicroStrategy reserves the right to amend the minimum required contractual provisions set forth in this Section upon ninety (90) days' advance written notice, provided such amended provisions shall apply only to User License Agreements executed by SDC International subsequent to the expiration of the ninety (90)-day notice period.

      2.3 Assignment and Transfer. SDC International may not assign this Agreement or transfer Software to an Affiliate without prior written consent of MicroStrategy.

      2.4   Audit.

            (a)   Certification.   At  MicroStrategy's  written  request,  not
more frequently than once per year, SDC International shall furnish MicroStrategy with a signed certification verifying that the Software is being used pursuant to the provisions of this Agreement.

            (b) Audit. MicroStrategy may, at its expense, audit SDC International's use of the Products. Any such audit shall be conducted during regular business hours at SDC International's facilities and shall not unreasonably interfere with SDC International's business activities.

3.    Ownership.

     3.1 Ownership. As between SDC International and MSTR International II, SDC International acknowledges that MSTR International II owns all right, title and interest in the MicroStrategy Platform.

     3.2 Proprietary Rights Notices. SDC International shall not alter, obscure or remove any copyright notices or any other proprietary rights notices incorporated in the Software delivered to SDC International.


4.    Confidentiality

      The parties agree to treat all confidential information exchanged by the parties as confidential as set forth in the International Mutual Non-Disclosure Agreement in effect between the parties and incorporated in this Agreement by reference.

5.    Warranty

     5.1 Limited Exclusivity. MSTR International II warrants that for a period of three years from the execution of this Agreement it will not both grant a software license and provide MSTR International II consulting services pursuant to which MSTR International II builds an application for a customer that would allow the non-MSTR International II controlled entity to compete directly with Strategy.com as a provider of syndicated information services to a network of affiliates. MSTR International II further warrants that for a period of three years from the execution of this Agreement, it will not create a syndicated information service for distribution through a network of affiliates that competes directly with the Services.

     5.2 Rights Ownership. MSTR International II warrants that it owns, free and clear of all liens or encumbrances, or has valid licenses in the Software and that it has full legal right to grant to SDC International the licenses contained herein.

     5.3 Disclaimer of Warranties. MSTR International II offers no warranties other than those specifically set in this Section and to the extent permitted by law specifically disclaim all others, including merchantability and fitness for a particular purpose.

     5.4 No Additional Warranties. SDC International shall make no warranties on behalf of MSTR International II and agrees to indemnify and hold MSTR International II harmless from any claims based on warranties given in violation of this Agreement.


6.  INDEMNIFICATION

     6.1 Indemnification of SDC International. MSTR International II shall defend and indemnify SDC International, against and hold SDC International harmless from any and all claims that the MicroStrategy Platform infringes a United States patent or copyright of a third party provided that SDC
International: (i) promptly notifies MSTR International II in writing of any such claim; (ii) allows MSTR International II to have sole control of the defense and all related settlement negotiations; and (iii) provides MSTR International II with the information, authority and assistance necessary to perform MSTR International II's obligations under this Section. In the event the MicroStrategy Platform is held or believed to infringe, MSTR International II may, at its sole option: (i) obtain for SDC International a license to continue using the MicroStrategy Platform product, (ii) replace or modify the MicroStrategy Platform product so that it becomes noninfringing while retaining substantially similar functionality; or (iii) if neither (i) nor (ii) can be reasonably effected by MSTR International II, credit to SDC International the prices paid for the MicroStrategy Platform product during the twelve (12) months prior to the credit, provided that such MicroStrategy Platform product are returned to MSTR International II in an undamaged condition and all licenses to such MicroStrategy Platform product are terminated.

     6.2 Excluded Claims. Notwithstanding Section 6.1 above, MSTR International II shall not be liable to SDC International for any claim arising from or based upon the combination, operation or use of any MicroStrategy Platform product with equipment, data or programming not supplied by MSTR International II (including the SDC International software and services) or for other than an intended purpose as set forth in the User Documentation, or arising from any alteration or modification of the MicroStrategy Platform product, if the claim would not have arisen without such alteration or modification.

     6.3 Indemnification of MSTR International II. SDC International shall defend and indemnify MSTR International II (including paying all reasonable attorneys' fees and costs of litigation) against and hold MSTR International II harmless from any and all claims by any other party resulting from SDC International's negligent or tortious acts, omissions or misrepresentations relating to the marketing, sublicensing, distribution, demonstration, evaluation or use of the MicroStrategy Platform products, regardless of the form of action provided that MSTR International II: (i) promptly notifies SDC International in writing of any such claim; (ii) allows SDC International to have sole control of the defense and all related settlement negotiations; and (iii) provides SDC International with the information, authority and assistance necessary to perform SDC International's obligations under this Section.

7.    Limitation of Liability

      EXCEPT FOR BREACHES OF SECTIONS 2 AND 4 HEREOF, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION ANY LOST PROFITS, LOST SAVINGS, LOSS OF COMPUTER TIME, DESTRUCTION OR DAMAGE OF RECORDS, WHETHER SUCH CLAIM IS IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

The   provisions   of  this   Agreement   allocate  the  risks   between  MSTR
International II and SDC International. MSTR International II's pricing reflects this allocation of risk and the limitation of liability specified in this Agreement.

8.    Termination

     8.1 Termination. The Agreement will terminate at the option of the non-breaching Party upon thirty (30) days written notice if the other Party breaches or defaults on any material obligation under this Agreement and fails to cure such breach or default during such 30-day period.

     8.2 Obligation Upon Termination. Upon termination of this Agreement, each Party shall promptly return to the other all Confidential Information of the other Party then in its possession.

     8.3 Survival. Sections 4, 5, 6, 8.3, and 9 shall survive any termination, expiration or cancellation of this Agreement.


9.    General Provisions.

      9.1   Dispute Resolution.

            (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the parties agree to submit the dispute to a sole mediator selected by the parties or, at any time at the option of a party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a panel of three arbitrators selected by the parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act. The ruling of any such panel shall be binding.

            (b) Any award made (i) shall be an award affording such remedy as is deemed equitable, just and within the scope of this Agreement; (ii) shall be with findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

            (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is now empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

            (d) The arbitrator shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of this Agreement.

            (e) This Agreement shall be interpreted in accordance with the laws of the Commonwealth of Virginia exclusive of its conflict of laws provisions and the place of mediation and arbitration shall be Fairfax County.

            (f) Each party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

     9.2 Relationship Between Parties. Nothing contained in this Agreement shall be construed as creating a joint venture, partnership, agency, or employment relationship between the Parties, and neither Party will have the right to bind the other or incur any obligation on the other's behalf without the other's prior written consent.

     9.3 Waiver. The failure of either Party to exercise any right granted herein or to require any performance of any term of this Agreement or the waiver by either Party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of the term or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

     9.4 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way affect this Agreement.

     9.5 Assignment. Neither party may assign this Agreement without the prior written consent of the other party. Notwithstanding the foregoing to the contrary, either party may assign any of its rights or obligations hereunder to any one or more of its Subsidiaries. Each party acknowledges that it shall continue to be obligated if and to the extent that a permitted assignee under this paragraph fails to perform the obligations that such party has assigned. Any attempted assignment in violation of this paragraph without consent shall be null and void.

     9.6 Entire Agreement. This Agreement and the exhibits attached hereto constitute the complete, final and exclusive understanding of the Parties regarding the subject matter hereof and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter thereof.

      In Witness whereof, the parties hereto have executed this Agreement as of the Effective Date.

MicroStrategy International II Limited      Strategy.com International Limited

Signed: /s/Eric F. Brown                  Signed: /s/Eric F. Brown
Name:   Eric F. Brown                     Name:   Eric F. Brown
Title:  CFO/Director                     Title:   CFO/Director
Dated:  10/17/2000                       Dated:   10/17/2000